AS FILED WITH SECURITIES AND EXCHANGE COMMISSION ON JUNE 26, 2014

Registration No. 001-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

QEP Field Services Company

(Exact name of Registrant as Specified in Its Charter)

Delaware	4922	87-0509483
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1050 17th Street, Suite 800

Denver, CO 80265

(303) 672-6900

(Address, Including Zip Code, and Telephone Number, including

Area Code, of Registrant’s Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered
Common stock, par value $0.01 per share	The New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

QEP FIELD SERVICES COMPANY

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

The information required by the following Form 10 Registration Statement items is contained in sections of the Information Statement, filed herewith as Exhibit 99.1, that we identify below, each of which we incorporate in this report by reference:

Item 1. Business

The information required by this item is contained under the sections “Summary,” “Risk Factors,” “The Spin-Off,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and “Arrangements Between QEP and Our Company and Other Related Party Transactions” of the Information Statement. Those sections are incorporated herein by reference.

Item 1A. Risk Factors

The information required by this item is contained under the sections “Risk Factors” and “Forward-Looking Statements” of the Information Statement. Those sections are incorporated herein by reference.

Item 2. Financial Information

The information required by this item is contained under the sections “Summary Historical and Pro Forma Combined Financial and Operating Data,” “Capitalization,” “Selected Historical and Pro Forma Combined Financial and Operating Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of Capital Stock” and “Index to Financial Statements” of the Information Statement. Those sections are incorporated herein by reference.

Item 3. Properties

The information required by this item is contained under the sections “Business—Our Assets and Operations” and “Business—Title to Properties and Permits” of the Information Statement. Those sections are incorporated herein by reference.

Item 4. Security Ownership of Certain Beneficial Owners and Management

The information required by this item is contained under the section “Security Ownership of Certain Beneficial Owners and Management” of the Information Statement. That section is incorporated herein by reference.

Item 5. Directors and Executive Officers

The information required by this item is contained under the section “Management” of the Information Statement. That section is incorporated herein by reference.

Item 6. Executive Compensation

The information required by this item is contained under the section “Executive Compensation” of the Information Statement. That section is incorporated herein by reference.

Item 7. Certain Relationships and Related Transactions, and Director Independence

The information required by this item is contained under the sections “Management,” “Executive Compensation” and “Arrangements Between QEP and Our Company and Other Related Party Transactions” of the Information Statement. Those sections are incorporated herein by reference.

Item 8. Legal Proceedings

The information required by this item is contained under the section “Business—Legal Proceedings” of the Information Statement. That section is incorporated herein by reference.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

The information required by this item is contained under the sections “Risk Factors,” “The Spin-Off,” “Trading Market,” “Dividend Policy,” “Executive Compensation” and “Description of Capital Stock” of the Information Statement. Those sections are incorporated herein by reference.

Item 10. Recent Sales of Unregistered Securities

The information required by this item is contained under the section “Description of Capital Stock—Recent Sale of Unregistered Securities” of the Information Statement. That section is incorporated herein by reference.

Item 11. Description of Registrant’s Securities to be Registered

The information required by this item is contained under the section “Description of Capital Stock—Recent Sale of Unregistered Securities” of the Information Statement. That section is incorporated herein by reference.

Item 12. Indemnification of Directors and Officers

The information required by this item is contained under the section “Description of Capital Stock—Limitations on Liability and Indemnification of Officers and Directors” of the Information Statement. That section is incorporated herein by reference.

Item 13. Financial Statements and Supplementary Data

The information required by this item is contained under the sections “Summary Historical and Pro Forma Combined Financial and Operating Data,” “Selected Historical and Pro Forma Combined Financial and Operating Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Index to Financial Statements” of the Information Statement. Those sections are incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 15. Financial Statements and Exhibits

(a)	Financial Statements

The information required by this item is contained under the section “Index to Financial Statements” of the Information Statement. That section is incorporated herein by reference.

(b)	Exhibits

The following documents are filed as exhibits hereto:

Exhibit Number	Description

2.1*	Form of Separation and Distribution Agreement between QEP Resources, Inc. and Entrada Midstream, Inc.

3.1*	Amended and Restated Certificate of Incorporation of Entrada Midstream, Inc.

3.2*	Amended and Restated Bylaws of Entrada Midstream, Inc.

10.1*	Form of Transition Services Agreement between QEP Resources, Inc. and Entrada Midstream, Inc.

10.2*	Form of Tax Sharing Agreement between QEP Resources, Inc. and Entrada Midstream, Inc.

10.3*	Form of Employee Matters Agreement between QEP Resources, Inc. and Entrada Midstream, Inc.

10.4*	Form of Credit Agreement

21.1*	List of Subsidiaries of Entrada Midstream, Inc.

99.1	Information Statement of Entrada Midstream, Inc., preliminary and subject to completion, dated June 26, 2014

*	To be filed by amendment.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

QEP Field Services Company

BY:	/s/ Charles B. Stanley
Charles B. Stanley
Chairman, President and Chief Executive Officer

Date: June 26, 2014

Exhibit Index

Exhibit Number	Description

2.1*	Form of Separation and Distribution Agreement between QEP Resources, Inc. and Entrada Midstream, Inc.

3.1*	Amended and Restated Certificate of Incorporation of Entrada Midstream, Inc.

3.2*	Amended and Restated Bylaws of Entrada Midstream, Inc.

10.1*	Form of Transition Services Agreement between QEP Resources, Inc. and Entrada Midstream, Inc.

10.2*	Form of Tax Sharing Agreement between QEP Resources, Inc. and Entrada Midstream, Inc.

10.3*	Form of Employee Matters Agreement between QEP Resources, Inc. and Entrada Midstream, Inc.

10.4*	Form of Credit Agreement

21.1*	List of Subsidiaries of Entrada Midstream, Inc.

99.1	Information Statement of Entrada Midstream, Inc., preliminary and subject to completion, dated June 26, 2014

*	To be filed by amendment.